                                                                                                                  PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Edward G. Sloane
October 20, 2009		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. ANNOUNCES
THIRD QUARTER RESULTS
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced results for the quarter ended September 30, 2009.  Higher provision for loan losses, coupled with other-than-temporary impairment (“OTTI”) charges on investment securities, resulted in Peoples incurring a net loss of $4.6 million, or $0.44 per diluted common share, for the third quarter of 2009.  In comparison, Peoples reported net income available to common shareholders of $2.3 million, or $0.23 per diluted common share, for the second quarter of 2009 (or “linked quarter”) and $3.0 million, or $0.28 per diluted common share for the third quarter of 2008.  On a year-to-date basis, net income available to common shareholders was $1.6 million through September 30, 2009, versus $10.6 million a year ago, while diluted earnings per common share were $0.16 and $1.02, respectively.
Summary points regarding third quarter 2009 results:
o
Provision for loan losses totaled $10.2 million, or 0.93% of average loans, as net charge-offs were $7.1 million and the allowance for loan losses increased to 2.46% of total loans versus 2.12% at June 30, 2009.  Nonperforming assets increased $2.5 million, or 6%, to 2.16% of total assets, from 2.00% at the prior quarter-end.  These changes in asset quality reflect lower collateral value on existing commercial real estate loans, coupled with continued deterioration in financial condition of commercial borrowers.

o
Peoples recognized a non-cash pre-tax OTTI charge of $5.9 million ($3.9 million or $0.37 per common share after-tax) for credit losses incurred on two available-for-sale investment securities involving bank-issued trust preferred securities.

o
Total Risk-Based Capital ratio was 16.39% at quarter-end, substantially higher than the regulatory minimum amount needed to be considered “well-capitalized”, and tangible common equity increased to 7.22% of tangible assets, from 6.78% at June 30, 2009.

o	Both net interest income and margin were consistent with the linked quarter, while year-over-year, net interest income grew 6% and net interest margin experienced slight compression.
o
Non-interest income was down 6% from the linked quarter, due mostly to lower mortgage banking income from a slow-down in refinancing activity, and down 5% year-over-year, attributable to lower insurance revenues and reduced bank owned life insurance income.

o
Non-interest expense benefited from significantly lower FDIC insurance expense and incentive-related compensation costs compared to the linked quarter.  FDIC insurance expense decreased as a result of Peoples recognizing $930,000 of expense in the second quarter of 2009 related to the special assessment imposed on all FDIC insured banks.

 “Our third quarter results were impacted by losses caused by continued weakness in commercial real estate values and the general economy,” said Mark F. Bradley, President and Chief Executive Officer.  “These losses also overshadowed positive results in several key areas, including stable net interest margin and enhanced operating efficiency.  We also preserved Peoples’ healthy capital position, which continues to serve as a source of strength as we work through a challenging economy.”
Bradley continued, “The build up of our allowance for loan losses during the third quarter reflects our continued proactive approach to identify and dispose of problem loans.  While additional loans were placed on nonaccrual status, we were successful in resolving some existing nonaccrual loans.  We are encouraged by this progress and remain committed to reducing the overall level of nonperforming assets.”

PEOPLES BANCORP INC.
Third Quarter 2009 Earnings Release
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Third quarter 2009 net interest income of $15.5 million was comparable to the second quarter of 2009, while net interest margin was unchanged at 3.45%.  Interest income was impacted by loan payoffs during the third quarter of 2009, coupled with the impact of additional loans being placed on nonaccrual status.  However, the lower interest income was offset by a reduction in interest expense from the linked quarter, due to lower overall cost of funds attributable to Peoples repaying maturing, high-cost borrowings.  Compared to the third quarter of 2008, net interest income increased 6%, as average earning assets increased $122 million, or 7%, year-over-year.  A portion of the earning asset growth was the result of Peoples maintaining higher cash balances as a result of limited opportunities for attractive long-term asset investments and Peoples’ planned paydowns of high-cost wholesale funding.  The higher cash balance also accounted for the 5 basis point reduction in third quarter 2009 net interest margin versus the same period last year.
 “Both net interest income and margin remained stable, despite pressure from short-term interest rates remaining at low levels,” said Edward G. Sloane, Chief Financial Officer and Treasurer.  “Earning asset yields continue to decline from downward repricing of variable rate loans and new loans being originated at current market rates.  However, our ability to grow and retain low-cost core deposits has allowed us to continue repaying higher-cost funding as it matures, which produced a greater reduction in overall funding costs.  We will continue to seek out opportunities to enhance net interest income and margin, while managing risks inherent in our balance sheet.”
Non-interest income totaled $7.8 million for the third quarter of 2009, down slightly compared to both the linked quarter and prior year third quarter.  During the third quarter of 2009, mortgage loan refinancing activity slowed versus the linked quarter, resulting in decreased mortgage banking income from lower gains on sales of loans.  However, secondary market loan production remained more robust than the prior year, resulting in year-over-year growth in mortgage banking income.  Insurance income decreased in the third quarter of 2009, compared to both the linked quarter and prior year third quarter.  This decrease was attributed to lower property and casualty insurance commissions.  Through nine months of 2009, total non-interest income was consistent with the same period last year.
Non-interest expense decreased $1.4 million, or 9%, on a linked quarter basis, totaling $14.1 million for the third quarter of 2009.  Much of this reduction was caused by decreased FDIC insurance expense and lower incentive-based compensation expense.  Year-over-year growth in total non-interest expense occurred for both the three and nine months ended September 30, 2009, due mostly to the additional FDIC insurance expense and external legal and valuation expenses associated with problem loans.  Other significant contributing factors included higher employee medical benefit and pension plan costs.
“Our efforts to control operating costs have been successful, although hampered by additional costs related to problem loans,” said Sloane.  “The recessionary economy has limited our ability to grow certain non-interest revenues, including insurance commissions and trust and investment income.  We continue to explore opportunities to expand our client base and maximize the use of existing resources as a means of maintaining operating efficiency and lowering costs when possible.”
In the third quarter of 2009, Peoples recorded $5.9 million of other-than-temporary impairment losses on investment securities, of which $4.0 million related to a single bank-issued trust preferred security deemed a total loss and $1.9 million related to a collateralized debt obligation (“CDO”) security, consisting mostly of bank-issued trust preferred securities, previously carried at $2.7 million.  Management concluded these losses were required under current accounting rules since it did not expect to recover the entire amortized cost of the securities.  These determinations were based upon management’s evaluation of the credit quality of the issuers during the third quarter and estimation of cash flows to be received from the securities.  After the third quarter 2009 impairment charges, the carrying value of Peoples’ remaining investments in individual bank-issued trust preferred securities and CDO securities were $16.7 million and $2.8 million, respectively.
During the third quarter of 2009, Peoples’ loan balances decreased $26.1 million to $1.07 billion, due mostly to some commercial loan payoffs during the quarter, coupled with the impact of charge-downs on existing impaired commercial loans.  Through nine months of 2009, total loan balances also were impacted by loans being refinanced and sold to the secondary market due to customer demand for long-term, fixed-rate residential real estate loans.  As a result, Peoples’ serviced loan portfolio increased 22% since year-end 2008, to $220.6 million at September 30, 2009.
Nonperforming assets were $43.4 million, or 2.16% of total assets, at September 30, 2009, versus $40.9 million, or 2.00%, at June 30, 2009.  During the third quarter of 2009, Peoples placed $10.6 million of commercial loans on nonaccrual status, of which the majority are secured by commercial real estate and the remainder secured by other business assets.  The overall increase in nonperforming assets was mostly offset by charge-downs and payoffs on existing nonaccrual loans, which totaled $6.6 million and $2.4 million, respectively.  Peoples’ nonperforming assets are comprised primarily of nonaccrual loans secured by commercial real estate.
Third quarter 2009 net loan charge-offs were $7.1 million, or 2.57% of average loans on an annualized basis, compared to $5.7 million, or 2.05%, and $2.1 million, or 0.74%, for the second quarter of 2009 and third quarter of 2008, respectively.  Approximately $5 million of the third quarter 2009 charge-offs were attributable to existing impaired commercial real estate loans to four unrelated borrowers, with aggregate balances of $18 million, becoming under-collateralized during the quarter.  Through nine months of 2009, net loan charge-offs were $15.6 million, or 1.90% of average loans on an annualized basis, versus $10.8 million, or 1.29%, for the same period in 2008.

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Third Quarter 2009 Earnings Release
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Peoples’ allowance for loan losses increased $3.1 million in the third quarter of 2009, to $26.2 million, or 2.46% of total loans, from $23.2 million, or 2.12%, at June 30, 2009.  This increase was caused by credit deterioration of several commercial loan relationships and increases in specific reserves for impaired commercial real estate loans during the third quarter, coupled with the impact of charge-offs remaining at an elevated level.  To maintain the adequacy of the allowance for loan losses, Peoples recorded a third quarter 2009 provision for loan losses of $10.2 million versus $4.7 million last quarter and $6.0 million in the third quarter of 2008.
  At September 30, 2009, retail deposit balances were down $29.6 million from the prior quarter-end but remained nearly $10 million higher than December 31, 2008.  During the third quarter, Peoples continued its planned reduction in higher-cost, non-core deposits, primarily consisting of certificates of deposits from customers outside Peoples’ primary market area, given the growth in lower-cost and non-interest-bearing deposits.  Money market balances increased 7% during the third quarter and 15% since year-end 2008, while savings account balances were up 14% at quarter-end compared to December 31, 2008.
At September 30, 2009, Peoples’ Tier 1 Common, Total Tier 1 and Total Risk-Based Capital ratios were 10.26%, 15.06% and 16.39%, compared to the well capitalized minimum ratios of 4%, 6% and 10%, respectively.  Since year-end 2008, tangible common equity has increased due to improvement in fair value of Peoples’ available-for-sale investment portfolio.  As a result, tangible common equity to tangible assets was 7.22% at September 30, 2009, versus 6.78% last quarter and 6.21% at year-end 2008, while tangible equity to tangible assets was 9.21%, 8.74% and 6.21%, respectively.
“Although third quarter results were well below our expectations, we believe our allowance for loan losses is adequate to absorb losses inherent in the loan portfolio and our strong capital position prepares us well for the future,” summarized Bradley.  “Our core earnings stream is still strong, plus we are working on strategies to further enhance operating efficiency as we expect challenging economic times to persist.”
Peoples Bancorp Inc. is a diversified financial products and services company with $2.0 billion in assets, 47 locations and 39 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank); and Peoples Insurance Agency, Inc.  Peoples’ common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

Conference Call to Discuss Earnings:
Peoples will conduct a facilitated conference call to discuss third quarter 2009 results of operations today at 11:00 a.m., Eastern Daylight Savings Time, with members of Peoples’ executive management participating.  Analysts, media and individual investors are invited to participate in the conference call by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

Safe Harbor Statement:
Certain statements made in this news release regarding Peoples’ financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.

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Third Quarter 2009 Earnings Release
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These forward-looking statements reflect management’s current expectations based on all information available and its knowledge of Peoples’ business and operations.  Additionally, Peoples’ financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include, but are not limited to: (1) continued deterioration in the credit quality of Peoples’ loan portfolio could occur due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be less favorable than expected, which may adversely impact the provision for loan losses; (2) competitive pressures among financial institutions or from non-financial institutions, which may increase significantly; (3) changes in the interest rate environment, which may adversely impact interest margins; (4) changes in prepayment speeds, loan originations, and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated; (5) general economic conditions and weakening in the economy, specifically the real estate market, either national or in the states in which Peoples does business, which may be less favorable than expected; (6) political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions; (7) legislative or regulatory changes or actions, which may adversely affect the business of Peoples and its subsidiaries; (8) adverse changes in the conditions and trends in the financial markets, which may adversely affect the fair value of securities within Peoples’ investment portfolio; (9) a delayed or incomplete resolution of regulatory issues that could arise; (10) Peoples’ ability to receive dividends from its subsidiaries; (11) the impact of larger or similar financial institutions encountering problems, which may adversely affect the banking industry and/or Peoples; (12) changes in accounting standards, policies, estimates or procedures, which may impact Peoples’ reported financial condition or results of operations; (13) Peoples’ ability to maintain required capital levels and adequate sources of funding and liquidity; (14) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (15) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (16) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”), including those risk factors included in the disclosures under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by the disclosure under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

PER COMMON SHARE DATA AND SELECTED RATIOS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2009	2009	2008	2009	2008
PER COMMON SHARE:
Earnings per share:
Basic	$ (0.44)	$ 0.23	$ 0.29	$ 0.16	$ 1.02
Diluted	$ (0.44)	$ 0.23	$ 0.28	$ 0.16	$ 1.02
Cash dividends declared per share	$ 0.10	$ 0.23	$ 0.23	$ 0.56	$ 0.68
Book value per share	$ 19.85	$ 19.30	$ 19.09	$ 19.85	$ 19.09
Tangible book value per share (a)	$ 13.50	$ 12.92	$ 12.62	$ 13.50	$ 12.62
Closing stock price at end of period	$ 13.05	$ 17.05	$ 21.77	$ 13.05	$ 21.77

SELECTED RATIOS:
Return on average equity (b)	(6.70%)	4.93%	5.82%	1.74%	6.88%
Return on average common equity (b)	(8.97%)	4.85%	5.82%	1.11%	6.88%
Return on average assets (b)	(0.79%)	0.56%	0.61%	0.20%	0.74%
Efficiency ratio (c)	58.28%	63.12%	55.33%	60.00%	55.98%
Net interest margin (b)(d)	3.45%	3.45%	3.50%	3.47%	3.54%
Dividend payout ratio (e)	n/a	103%	81%	363%	67%

(a)	Excludes the balance sheet impact of intangible assets acquired through acquisitions.
(b)	Ratios are presented on an annualized basis.
(c)	Non-interest expense (less intangible amortization) as a percentage of fully tax-equivalent net interest income plus non-interest income (less securities and asset disposal gains/losses).
(d)	Information presented on a fully tax-equivalent basis.
(e)	Dividends declared on common shares as a percentage of net income available to common shareholders.

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Third Quarter 2009 Earnings Release
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CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in $000’s)	2009	2009	2008	2009	2008
Interest income	$ 25,472	$ 25,745	$ 26,063	$ 77,551	$ 79,910
Interest expense	10,003	10,315	11,461	31,125	36,148
Net interest income	15,469	15,430	14,602	46,426	43,762
Provision for loan losses	10,168	4,734	5,996	18,965	14,198
Net interest income after provision for loan losses	5,301	10,696	8,606	27,461	29,564

Gross impairment losses on investment securities	(6,395)	-	-	(6,395)	(260)
Less: Non-credit losses included in other
comprehensive income	(465)	-	-	(465)	-
Net other-than-temporary impairment losses	(5,930)	-	-	(5,930)	(260)

Net gain (loss) on securities transactions	276	262	(111)	864	134
Net (loss) gain on asset disposals	(41)	57	(14)	(103)	(11)

Non-interest income:
Deposit account service charges	2,703	2,616	2,761	7,718	7,431
Insurance income	2,228	2,405	2,439	7,378	7,701
Trust and investment income	1,189	1,237	1,266	3,484	3,915
Electronic banking income	986	1,020	994	2,929	2,925
Mortgage banking income	276	507	104	1,384	500
Bank owned life insurance	254	254	391	807	1,220
Other non-interest income	150	206	201	568	581
Total non-interest income	7,786	8,245	8,156	24,268	24,273

Non-interest expense:
Salaries and employee benefits costs	7,015	7,499	7,035	22,038	21,501
Net occupancy and equipment	1,398	1,496	1,344	4,366	4,169
Professional fees	742	700	528	2,183	1,594
FDIC insurance	687	1,608	55	2,782	142
Electronic banking expense	618	491	638	1,781	1,678
Data processing and software	603	564	521	1,704	1,622
Franchise taxes	466	404	416	1,293	1,248
Amortization of intangible assets	307	319	390	956	1,208
Marketing	279	298	273	811	1,010
Other non-interest expense	1,972	2,142	1,993	6,196	5,807
Total non-interest expense	14,087	15,521	13,193	44,110	39,979
(Loss) income before income taxes	(6,695)	3,739	3,444	2,450	13,721
Income tax (benefit) expense	(2,630)	893	493	(526)	3,169
Net (loss) income	$ (4,065)	$ 2,846	$ 2,951	$ 2,976	$ 10,552
Preferred dividends	512	511	-	1,364	-
Net (loss) income available to common shareholders	$ (4,577)	$ 2,335	$ 2,951	$ 1,612	$ 10,552

PER COMMON SHARE DATA:
Earnings per share:
Basic	$ (0.44)	$ 0.23	$ 0.29	$ 0.16	$ 1.02
Diluted	$ (0.44)	$ 0.23	$ 0.28	$ 0.16	$ 1.02

Cash dividends declared per share	$ 0.10	$ 0.23	$ 0.23	$ 0.56	$ 0.68

Weighted-average shares outstanding:
Basic	10,372,946	10,360,590	10,319,534	10,359,569	10,309,010
Diluted	10,390,275	10,377,105	10,354,522	10,372,630	10,350,008

Actual shares outstanding (end of period)	10,371,357	10,358,852	10,324,573	10,371,357	10,324,573

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Third Quarter 2009 Earnings Release
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CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in $000’s)	2009	2008

Assets
Cash and cash equivalents:
Cash and due from banks	$ 29,699	$ 34,389
Interest-bearing deposits in other banks	11,999	1,209
Total cash and cash equivalents	41,698	35,598

Available-for-sale investment securities, at fair value (amortized cost of $704,388
at September 30, 2009 and $696,855 at December 31, 2008)	725,898	684,757
Other investment securities, at cost	24,356	23,996
Total investment securities	750,254	708,753

Loans, net of deferred fees and costs	1,068,039	1,104,032
Allowance for loan losses	(26,249)	(22,931)
Net loans	1,041,790	1,081,101

Loans held for sale	2,591	791
Bank premises and equipment, net of accumulated depreciation	24,952	25,111
Bank owned life insurance	52,679	51,873
Goodwill	62,520	62,520
Other intangible assets	3,285	3,886
Other assets	24,985	32,705
Total assets	$ 2,004,754	$ 2,002,338

Liabilities
Deposits:
Non-interest-bearing deposits	$ 187,011	$ 180,040
Interest-bearing deposits	1,206,564	1,186,328
Total deposits	1,393,575	1,366,368

Short-term borrowings	48,344	98,852
Long-term borrowings	277,085	308,297
Junior subordinated notes held by subsidiary trust	22,522	22,495
Accrued expenses and other liabilities	18,865	19,700
Total liabilities	1,760,391	1,815,712

Stockholders' Equity
Preferred stock, no par value (50,000 shares authorized, 39,000 shares issued
at September 30, 2009, and no shares issued at December 31, 2008)	38,518	-
Common stock, no par value (24,000,000 shares authorized, 11,023,079 shares
issued at September 30, 2009, and 10,975,364 shares issued at December 31, 2008),	166,090	164,716
including shares in treasury
Retained earnings	46,576	50,512
Accumulated comprehensive income (loss), net of deferred income taxes	9,638	(12,288)
Treasury stock, at cost (651,722 shares at September 30, 2009, and
641,480 shares at December 31, 2008)	(16,459)	(16,314)
Total stockholders' equity	244,363	186,626
Total liabilities and stockholders' equity	$ 2,004,754	$ 2,002,338

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Third Quarter 2009 Earnings Release
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SELECTED FINANCIAL INFORMATION
	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2009	2009	2009	2008	2008

Loan Portfolio
Commercial, mortgage	$ 478,518	$ 504,826	$ 498,395	$ 478,298	$ 490,978
Commercial, other	160,677	173,136	174,660	178,834	181,783
Real estate, construction	67,143	54,446	62,887	77,917	70,899
Real estate, mortgage	216,571	216,280	224,843	231,778	234,823
Home equity lines of credit	48,991	48,301	47,454	47,635	46,909
Consumer	94,374	95,161	90,741	87,902	85,983
Deposit account overdrafts	1,765	2,016	1,930	1,668	2,235
Total loans	1,068,039	1,094,166	1,100,910	1,104,032	1,113,610

Deposit Balances
Interest-bearing deposits:
Retail certificates of deposit	$ 561,619	$ 596,713	$ 637,125	$ 626,195	$ 563,124
Interest-bearing demand accounts	206,514	206,866	214,922	187,100	199,534
Money market deposit accounts	245,621	228,963	227,840	213,498	175,120
Savings accounts	131,398	129,614	125,985	115,419	118,634
Total retail interest-bearing deposits	1,145,152	1,162,156	1,205,872	1,142,212	1,056,412
Brokered certificates of deposits	61,412	45,862	24,965	44,116	9,971
Total interest-bearing deposits	1,206,564	1,208,018	1,230,837	1,186,328	1,066,383
Non-interest-bearing deposits	187,011	199,572	190,754	180,040	184,474
Total deposits	1,393,575	1,407,590	1,421,591	1,366,368	1,250,857

Asset Quality
Nonperforming assets:
Loans 90+ days past due and accruing	$ 993	$ 242	$ 41	$ -	$ 1,852
Nonaccrual loans	41,136	40,460	38,535	41,320	33,896
Total nonperforming loans	42,129	40,702	38,576	41,320	35,748
Other real estate owned	1,238	163	265	525	260
Total nonperforming assets	$ 43,367	$ 40,865	$ 38,841	$ 41,845	$ 36,008

Allowance for loan losses as a percent of
nonperforming loans	62.3%	56.9%	62.4%	55.5%	53.6%
Nonperforming loans as a percent of total loans	3.94%	3.72%	3.50%	3.74%	3.21%
Nonperforming assets as a percent of total assets	2.16%	2.00%	1.89%	2.09%	1.88%
Nonperforming assets as a percent of total loans and
other real estate owned	4.06%	3.73%	3.53%	3.79%	3.23%
Allowance for loan losses as a percent of total loans	2.46%	2.12%	2.19%	2.08%	1.72%

Capital Information(a)
Tier 1 risk-based capital ratio	15.06%	14.88%	14.81%	11.88%	12.32%
Total risk-based capital ratio (Tier 1 and Tier 2)	16.39%	16.22%	16.10%	13.19%	13.65%
Leverage ratio	9.82%	9.95%	9.97%	8.18%	8.66%
Tier 1 capital	$ 193,013	$ 198,041	$ 197,258	$ 156,254	$ 160,558
Total capital (Tier 1 and Tier 2)	$ 209,986	$ 215,826	$ 214,373	$ 173,470	$ 177,869
Total risk-weighted assets	$ 1,281,319	$ 1,330,979	$ 1,331,758	$ 1,315,657	$ 1,303,205
Tangible equity to tangible assets (b)	9.21%	8.74%	8.24%	6.21%	7.03%
Tangible common equity to tangible assets (b)	7.22%	6.78%	6.31%	6.21%	7.03%

(a)	September 30, 2009 data based on preliminary analysis and subject to revision.
(b)
These ratios represent non-GAAP measures since they exclude the balance sheet impact of intangible assets acquired through acquisitions on both total stockholders’ equity and total assets.  Additional information regarding the calculation of these ratios is included at the end of this release.

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Third Quarter 2009 Earnings Release
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PROVISION FOR LOAN LOSSES INFORMATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in $000’s)	2009	2009	2008	2009	2008
Provision for Loan Losses
Provision for checking account overdrafts	$ 268	$ 234	$ 421	$ 565	$ 618
Provision for other loan losses	9,900	4,500	5,575	18,400	13,580
Total provision for loan losses	$ 10,168	$ 4,734	$ 5,996	$ 18,965	$ 14,198

Net Charge-Offs
Gross charge-offs	$ 7,479	$ 6,986	$ 2,510	$ 17,763	$ 11,868
Recoveries	409	1,327	441	2,116	1,108
Net charge-offs	$ 7,070	$ 5,659	$ 2,069	$ 15,647	$ 10,760

Net Charge-Offs by Type
Commercial	$ 6,499	$ 4,877	$ 1,428	$ 13,844	$ 9,190
Real estate	92	271	140	549	594
Overdrafts	260	261	341	684	576
Consumer	219	250	160	570	400
Total net charge-offs	$ 7,070	$ 5,659	$ 2,069	$ 15,647	$ 10,760

Net charge-offs as a percent of loans (annualized)	2.57%	2.05%	0.74%	1.90%	1.29%

SUPPLEMENTAL INFORMATION

	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2009	2009	2009	2008	2008

Trust assets under management	$ 738,535	$ 692,823	$ 664,784	$ 685,705	$ 734,483
Brokerage assets under management	$ 210,743	$ 183,968	$ 169,268	$ 184,301	$ 207,284
Mortgage loans serviced for others	$ 220,605	$ 213,271	$ 199,613	$ 181,440	$ 180,441
Employees (full-time equivalent)	544	548	547	546	545

PEOPLES BANCORP INC.
Third Quarter 2009 Earnings Release
- Page 9 of 11 -

CONSOLIDATED AVERAGE BALANCE SHEET AND NET INTEREST INCOME

	Three Months Ended
	September 30, 2009			June 30, 2009			September 30, 2008
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$ 34,490	$ 22	0.25%	$ 38,546	$ 24	0.25%	$ 2,640	$ 12	1.87%
Investment securities (a)(b)	736,653	9,765	5.30%	716,288	9,849	5.50%	620,475	8,381	5.40%
Gross loans (a)	1,092,059	16,077	5.87%	1,106,928	16,282	5.91%	1,109,478	18,052	6.45%
Allowance for loan losses	(24,479)			(24,495)			(16,554)
Total earning assets	1,838,723	25,864	5.60%	1,837,267	26,155	5.70%	1,716,039	26,445	6.15%

Intangible assets	65,969			66,144			67,006
Other assets	129,745			137,839			130,991
Total assets	$ 2,034,437			$ 2,041,250			$ 1,914,036

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$ 130,290	$ 176	0.54%	$ 128,790	$ 168	0.52%	$ 117,590	$ 155	0.52%
Interest-bearing demand accounts	210,855	823	1.55%	206,168	795	1.55%	202,402	900	1.77%
Money market deposit accounts	234,513	689	1.17%	223,442	631	1.13%	176,510	852	1.92%
Brokered certificates of deposits	56,232	567	4.00%	32,660	334	4.10%	23,716	291	4.88%
Retail certificates of deposit	580,281	4,235	2.90%	623,102	4,650	2.99%	560,463	5,260	3.73%
Total interest-bearing deposits	1,212,171	6,490	2.12%	1,214,162	6,578	2.17%	1,080,681	7,458	2.75%

Short-term borrowings	55,700	110	0.77%	49,924	108	0.86%	133,511	689	2.02%
Long-term borrowings	309,879	3,403	4.32%	330,505	3,629	4.37%	297,901	3,314	4.38%
Total borrowed funds	365,579	3,513	3.78%	380,429	3,737	3.91%	431,412	4,003	3.65%
Total interest-bearing liabilities	1,577,750	10,003	2.51%	1,594,591	10,315	2.59%	1,512,093	11,461	3.01%

Non-interest-bearing deposits	197,900			198,515			186,412
Other liabilities	17,952			16,690			13,729
Total liabilities	1,793,602			1,809,796			1,712,234

Preferred equity	38,506			38,478			-
Common equity	202,329			192,976			201,802
Stockholders’ equity	240,835			231,454			201,802
Total liabilities and equity	$ 2,034,437			$ 2,041,250			$ 1,914,036

Net interest income/spread (a)		$ 15,861	3.09%		$ 15,840	3.11%		$ 14,984	3.14%
Net interest margin (a)			3.45%			3.45%			3.50%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Third Quarter 2009 Earnings Release
- Page 10 of 11 -

	Nine Months Ended
	September 30, 2009			September 30, 2008
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$ 32,938	$ 61	0.25%	$ 3,346	$ 61	2.47%
Investment securities (a)(b)	721,563	29,625	5.47%	600,149	24,183	5.37%
Gross loans (a)	1,102,037	49,091	5.93%	1,112,315	56,885	6.80%
Allowance for loan losses	(24,320)			(16,346)
Total earning assets	1,832,218	78,777	5.74%	1,699,464	81,129	6.37%

Intangible assets	66,123			67,409
Other assets	134,756			128,170
Total assets	$ 2,033,097			$1,895,043

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$ 125,921	$ 468	0.50%	$ 113,927	$ 416	0.49%
Interest-bearing demand accounts	204,299	2,353	1.54%	201,275	2,772	1.84%
Money market deposit accounts	226,912	1,970	1.16%	164,811	2,727	2.21%
Brokered certificates of deposits	38,836	1,175	4.05%	38,883	1,496	5.14%
Retail certificates of deposit	612,099	14,086	3.08%	544,736	16,293	4.00%
Total interest-bearing deposits	1,208,067	20,052	2.22%	1,063,632	23,704	2.98%

Short-term borrowings	58,258	388	0.88%	156,908	3,006	2.52%
Long-term borrowings	325,002	10,685	4.36%	275,498	9,438	4.53%
Total borrowed funds	383,260	11,073	3.83%	432,406	12,444	3.80%
Total interest-bearing liabilities	1,591,327	31,125	2.61%	1,496,038	36,148	3.22%

Non-interest-bearing deposits	195,211			179,959
Other liabilities	17,348			14,269
Total liabilities	1,803,886			1,690,266

Preferred equity	34,396			-
Common equity	194,815			204,777
Stockholders’ equity	229,211			204,777
Total liabilities and equity	$ 2,033,097			$1,895,043

Net interest income/spread (a)		$ 47,652	3.13%		$ 44,981	3.15%
Net interest margin (a)			3.47%			3.54%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Third Quarter 2009 Earnings Release
- Page 11 of 11 -

NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by Peoples provide information useful to investors in understanding Peoples’ operating performance and trends, and facilitate comparisons with the performance of Peoples’ peers.  The following tables summarize the non-GAAP financial measures derived from amounts reported in Peoples’ financial statements:

	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, end of period)	2009	2009	2009	2008	2008

Tangible Equity:
Total stockholders' equity, as reported	$ 244,363	$ 238,449	$ 230,307	$ 186,626	$ 197,094
Less: goodwill and other intangible assets	65,805	66,093	66,272	66,406	66,788
Tangible equity	$ 178,558	$ 172,356	$ 164,035	$ 120,220	$ 130,306

Tangible Common Equity:
Tangible equity	$ 178,558	$ 172,356	$ 164,035	$ 120,220	$ 130,306
Less: preferred stockholders' equity	38,518	38,494	38,470	-	-
Tangible common equity	$ 140,040	$ 133,862	$ 125,565	$ 120,220	$ 130,306

Tangible Assets:
Total assets, as reported	$ 2,004,754	$ 2,039,251	$ 2,055,944	$ 2,002,338	$ 1,920,388
Less: goodwill and other intangible assets	65,805	66,093	66,272	66,406	66,788
Tangible assets	$ 1,938,949	$ 1,973,158	$ 1,989,672	$ 1,935,932	$ 1,853,600

Tangible Book Value per Share:
Tangible common equity	$ 140,040	$ 133,862	$ 125,565	$ 120,220	$ 130,306
Common shares outstanding	10,371,357	10,358,852	10,343,974	10,333,884	10,324,573

Tangible book value per share	$ 13.50	$ 12.92	$ 12.14	$ 11.63	$ 12.62

Tangible Equity to Tangible Assets Ratio:
Tangible equity	$ 178,558	$ 172,356	$ 164,035	$ 120,220	$ 130,306
Total tangible assets	$ 1,938,949	$ 1,973,158	$ 1,989,672	$ 1,935,932	$ 1,853,600

Tangible equity to tangible assets	9.21%	8.74%	8.24%	6.21%	7.03%

Tangible Common Equity to Tangible Assets Ratio:
Tangible common equity	$ 140,040	$ 133,862	$ 125,565	$ 120,220	$ 130,306
Tangible assets	$ 1,938,949	$ 1,973,158	$ 1,989,672	$ 1,935,932	$ 1,853,600

Tangible common equity to tangible assets	7.22%	6.78%	6.31%	6.21%	7.03%

END OF RELEASE